UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2022 (January 5, 2022)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2022, Cuentas, Inc. (“Cuentas”) signed a Binding Letter of Intent (the “LOI”) with Mango Tell LLC (“Mango Tel”), SDI Black 011, LLC (“SDI Black” and, together with Mango Tel, the “Seller”) and Sohel Kapadia and Saheda Kapadia (collectively the “Owners”), for the potential acquisition of 100% of the assets of Mango Tel LLC and SDI Black 011(“SDI Group”) in exchange for $3.2 Million..

The LOI provides that Cuentas will deposit $2 Million into an escrow account while a definitive purchase and sale agreement (the “Agreement”) is drafted and negotiated. The parties agree that the LOI is binding on each of them and that they will use their best efforts and good faith to enter into the Agreement with terms and conditions consistent with this Agreement. Pursuant to the Agreement, Cuentas will acquire substantially all of the assets of SDI Black, and Mango Tel which also include the Mango Mobile MVNO, Black Wireless MVNO, Black 011 Long distance platform and operations and the SDI distribution platform and network of over 31,000 bodegas and convenience stores (the “Purchased Assets”).

Following the execution of the LOI, the Company shall form a company (“Newco”) into which all of the Purchased Assets shall be transferred and, following the closing of the purchase and sale, all of the interests in Newco shall be transferred to the Company.

The Sellers and the Owners have agreed to apply the purchase price paid by the Company to amounts due to the repay U.S. Small Business Administration (“SBA”) loans taken by the Sellers and that Owners shall pay an additional $1,000,000 towards repayment of additional SBA loans..

Cuentas has agreed to offer employment agreements to certain Fisk/SDI key employees.

The Seller and the Owners have agreed to indemnify and hold harmless Cuentas from and against any liability for any amount owing to Seller’s creditors with respect to the Purchased Assets or the business operation of Seller being transferred to Buyer pursuant to this Agreement, which liability arose prior to the transfer of the Purchased Assets and business operations from Seller to Buyer.

Cuentas agrees to indemnify and hold Seller harmless from and against any liability for any amount owing with respect to the Purchased Assets and business operations of the Seller transferred by Seller to Buyer pursuant to this Agreement, which liability arises subsequent to the transfer of the Purchased Assets and business operations from Seller to Buyer under this Agreement.

Seller has represented that 2021 gross revenues of SDI Black and Mango Tel were at least $9 million. Cuentas will have the right to cancel the LOI if 2021 gross revenues are materially less than $9 million.

Item 9.01.	Financial Statements and Exhibits

10.1	BINDING LETTER OF INTENT
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: January 11, 2022	By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer

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